UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 9, 2019

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors

On April 8th, 2019, our board of directors appointed Sue Watts and Loreen Spencer to the board of directors, subject in each case to acceptance of the position by the individual candidate. Sue Watts accepted and became a member of the board on April 9, 2019. Loreen Spencer accepted and became a member of the Board on April 12, 2019.

In selecting individuals for board membership, our board of directors considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must have sufficient time to devote to their board duties and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the company.

Sue Watts brings to our board more than three decades of experience in business operations, information technology and leadership. Since 2017, Ms. Watts has served as Chief Operating Officer and Executive Vice President of Application Services, Infrastructure & Digital Services for Capgemini SE (EPA: CAP), a global technology services and digital transformation consulting firm. From 2014 to 2017, Ms. Watts served as Chief Operating Officer & Corporate Officer of Business Process Outsourcing for Xerox Corporation (NYSE: XRX). From 2010 through 2015, she served as Corporate Vice President of Application Services and as Chief Executive Officer of Americas Outsourcing for Capgemini. From 2009 through 2010, she served as Vice President of Americas Global Service for Orange Business Services, a global information technology and communications services provider. From 1985 through 2009, she served in many roles at Unisys Corporation. Ms. Watts earned her Bachelor of Science in Business from Indiana University and her Master of Business Administration from the University of Notre Dame with a concentration in Finance.

Loreen Spencer brings to the board more than three decades of financial and accounting expertise, having served as an Audit Partner at Deloitte & Touche LLP for nearly 30 years until her retirement in 2016. Since 2017, Ms. Spencer has served on the Board of Directors and the Audit & Risk Committee of Raymond James Bank, a St. Petersburg-based banking subsidiary of Raymond James Financial, Inc., which is a New York Stock Exchange-listed financial services company. Ms. Spencer is a founding board member and since 2002 has been Board Chair of the Gift of Adoption Florida Chapter. In 2015, she was recognized by the U.S. Congress as a Congressional Coalition on Adoption Institute “Angel in Adoption.” Also in 2015, she was recognized by the Lightning Foundation as a Tampa Bay Lightning Community Hero. Ms. Spencer from 1998 to 2016 served on the Goodwill Industries Suncoast Inc. Board (two years as Chair), from 2011 to 2016 served on the St. John’s Episcopal Parish Day School Board of Trustees, and from 2000 to 2014 served on the University of Florida Fisher School of Accounting Advisory Board. She earned both her Bachelor of Science, with a major in Accounting, and Master of Accounting from the University of Florida.

No arrangement or understanding exists between Ms. Watts or Ms. Spencer and anyone else pursuant to which they were selected as directors. The company is not party to any current or proposed material transaction involving either Ms. Watts or Ms. Spencer. Neither Ms. Spencer nor Ms. Watts is a party or participant in any material plan, contract or arrangement described in Item 502(d)(5) of Securities and Exchange Commission form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 15, 2019.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
	Name:	James Mark Harmsworth
	Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.